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As filed with the Securities and Exchange Commission on December 9, 2005

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

PACKAGING CORPORATION OF AMERICA
(Exact name of registrant as specified in its charter)

Delaware	36-4277050
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1900 West Field Court
Lake Forest, Illinois 60045
(847) 482-3000
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Richard B. West
Packaging Corporation of America
1900 West Field Court
Lake Forest, Illinois 60045
(847) 482-2191
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:
James S. Rowe
Kirkland & Ellis LLP
200 East Randolph Drive
Chicago, Illinois 60601
(312) 861-2000

        Approximate date of commencement of proposed sale to the public: From time to time on or after the effective date of this Registration Statement.

        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

        If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

        If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock, par value $0.01 per share	17,825,000 shares	$23.82	$424,591,500	$45,432

(1)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based on the average of the high and low prices of the common stock on the New York Stock Exchange on December 7, 2005.

PROSPECTUS

17,825,000 Shares

PACKAGING CORPORATION OF AMERICA
Common Stock

        The selling stockholder named herein may offer and sell from time to time up to 17,825,000 shares of our common stock covered by this prospectus. The selling stockholder will receive all of the proceeds from any sales of its shares. We will not receive any of the proceeds, but we will incur expenses, in connection with the offering.

        Our registration of the shares of common stock covered by this prospectus does not mean that the selling stockholder will offer or sell any of the shares. The selling stockholder may sell the shares of common stock covered by this prospectus in a number of different ways and at varying prices. We provide more information about how the selling stockholder may sell the shares in the section entitled "Plan of Distribution" beginning on page 5.

        Our common stock is traded on the New York Stock Exchange under the symbol PKG. On December 8, 2005, the last reported sale price of our common stock on the New York Stock Exchange was $24.12 per share.

        See "Risk Factors" on page 1 of this prospectus to read about factors you should consider before buying shares of the common stock.

        Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 9, 2005

ABOUT THIS PROSPECTUS

        You should rely only on the information contained in or incorporated by reference into this prospectus and any applicable prospectus supplements. Neither we, the selling stockholders nor any underwriter has authorized anyone to provide information different from that contained in this prospectus and the documents incorporated by reference herein. The information contained in this prospectus, in any prospectus supplement, in any document incorporated by reference or any other offering material is accurate only as of its date, regardless of the time of delivery of this prospectus or any sale of common stock. This prospectus is not an offer to sell or solicitation of an offer to buy these shares of common stock in any circumstances under which or jurisdiction in which the offer or solicitation is unlawful. The terms "PCA," "we," "us," and "our" as used in this prospectus refer to Packaging Corporation of America and its consolidated subsidiaries. The phrase "this prospectus" refers to this prospectus and any applicable prospectus supplement, unless the context otherwise requires.

i

OUR COMPANY

Overview

        Packaging Corporation of America, or PCA, is the sixth largest producer of containerboard and corrugated products in the United States, based on production capacity as reported in the Pulp & Paper 2003-2004 Global Fact and Price Book. With 2004 net sales of $1.9 billion, PCA produced about 2.3 million tons of containerboard, of which about 80% was consumed in our corrugated products manufacturing plants, 13% was sold to domestic customers and 7% was sold to the export market. Our corrugated products manufacturing plants sold about 29.9 billion square feet of corrugated products.

        Our converting operations produce a wide variety of corrugated packaging products, including conventional shipping containers used to protect and transport manufactured goods, multi-color boxes and displays with strong visual appeal that help to merchandise the packaged product in retail locations. In addition, we are a large producer of meat boxes and wax-coated boxes for the agricultural industry.

        Packaging Corporation of America is a Delaware corporation. Our principal executive offices are located at 1900 West Field Court, Lake Forest, IL 60045, and our telephone number is (847) 482-3000. Our website address is www.packagingcorp.com. Information on our website should not be construed to be part of this prospectus.

RISK FACTORS

        Investing in our common stock involves risks. You should carefully consider the risks, uncertainties and assumptions discussed under the section "Risk Factors" included as Exhibit 99.1 to our Annual Report on Form 10-K for the year ended December 31, 2004, which are incorporated by reference in this prospectus, and which may be amended, supplemented or superseded from time to time by other documents we file with the Securities and Exchange Commission ("SEC") in the future (see "Incorporation of Certain Information by Reference").

FORWARD-LOOKING STATEMENTS

        Some of the statements contained and incorporated by reference in this prospectus and in particular, statements found under the section "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in our Annual Report on Form 10-K for the year ended December 31, 2004 and in our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2005, June 30, 2005 and September 30, 2005, incorporated by reference in this prospectus, that are not historical in nature may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are often identified by the words "will," "should," "anticipate," "believe," "expect," "intend," "estimate," "hope," or similar expressions. These statements reflect management's current views with respect to future events and are subject to risks and uncertainties. There are important factors that could cause actual results to differ materially from those in forward-looking statements, many of which are beyond our control. These factors, risks and uncertainties include the following:

  •
  the impact of general economic conditions;

  •
  containerboard and corrugated products general industry conditions, including competition, product demand and product pricing;

  •
  fluctuations in wood fiber and recycled fiber costs;

  •
  fluctuations in purchased energy costs; and

  •
  legislative or regulatory requirements, particularly concerning environmental matters.

        Our actual results, performance or achievement could differ materially from those expressed in, or implied by, these forward-looking statements, and accordingly, we can give no assurances that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what impact they will have on our results of operations or financial condition. In view of these uncertainties, investors are cautioned not to place undue reliance on these forward-looking statements. We expressly disclaim any obligation to publicly revise any forward-looking statements that have been made to reflect the occurrence of events after the date hereof. For a discussion of other factors that may affect our business, you should also read carefully the factors described in the "Risk Factors" section incorporated by reference into this prospectus (see "Risk Factors").

SELLING STOCKHOLDER

Beneficial Ownership

        The following table sets forth information with respect to the beneficial ownership of our common stock held as of November 30, 2005 by the stockholder which is selling shares in this offering. Unless otherwise noted, the selling stockholder has sole voting and investment power as to the shares shown. The selling stockholder may sell, from time to time, all, some or none of the shares covered by this prospectus.

		Shares Beneficially Owned Before the Offering			Shares Beneficially Owned After the Offering(1)
				Shares Being Offered
Name and Address		Number	Percent		Number	Percent
PCA Holdings LLC(2)
c/o	Madison Dearborn Partners, LLC Three First National Plaza Chicago, IL 60602	44,098,010	40.8%	17,825,000	26,273,010	24.3%

(1)
Assumes that the selling stockholder disposes of all the shares of common stock covered by this prospectus, and does not acquire beneficial ownership of any additional shares. The registration of these shares does not necessarily mean that the selling stockholder will sell all or any portion of the shares covered by this prospectus.

(2)
The members of PCA Holdings LLC are Madison Dearborn Capital Partners III, L.P. ("MDCP III") and a fund affiliated with MDCP III. MDCP III and the affiliated fund may be deemed to have beneficial ownership of the shares of common stock of PCA held by PCA Holdings LLC. Shares beneficially owned by MDCP III and the affiliated fund may be deemed to be beneficially owned by Madison Dearborn Partners III, L.P., the general partner of each fund ("MDP III"), by Madison Dearborn Partners LLC, the general partner of MDP III, and by a limited partner committee of MDP III.

Material Relationships with the Selling Stockholder

        Registration Rights Agreement.    We, the selling stockholder and Pactiv Corporation entered into a registration rights agreement under which the selling stockholder and Pactiv and their respective affiliates have "demand" registration rights, which entitle them to cause us to register their securities of PCA under the Securities Act. Pactiv exercised one of its "demand" registration rights under this agreement in order to effect the registration of its shares of common stock for sale in the initial public offering of our common stock on January 28, 2000. During 2001, Pactiv sold its remaining ownership in our common stock, and no longer is a party to the registration rights agreement. In addition, the selling stockholder and its affiliates and transferees have "piggyback" registration rights, which entitle them to cause us to include their securities in a registration in which we propose to register any of our securities under the Securities Act. The selling stockholder and its affiliates are entitled to demand:

  (1)
  three "long form" registrations in which we will pay the registration expenses, other than underwriting discounts and commissions,

  (2)
  an unlimited number of "short form" registrations in which we will pay the registration expenses, other than underwriting discounts and commissions, and

  (3)
  an unlimited number of "long form" registrations in which the requesting holders will pay the registration expenses.

        The selling stockholder and its affiliates will have priority, before any other holders of our securities, to participate in any registrations of our securities. We have registered the shares covered by this prospectus pursuant to the selling stockholder's exercise of its demand registration rights under the registration rights agreement.

        Services Agreement.    On April 12, 1999, we entered into a holding company support agreement with the selling stockholder, under which we agreed to reimburse the selling stockholder for all fees, costs and expenses, up to an aggregate amount of $250,000 per year, related to the selling stockholder's investment in us. These expenses include the selling stockholder's general operating expenses, franchise tax obligations, accounting, legal, corporate reporting and administrative expenses, and any other expenses incurred by the selling stockholder as a result of its investment in us. No amounts have ever been paid under this agreement.

USE OF PROCEEDS

        All of the shares of common stock offered pursuant to this prospectus will be sold by the selling stockholder for its account. We will not receive any of the proceeds from these sales.

PLAN OF DISTRIBUTION

        We are registering 17,825,000 shares of our common stock for possible sale by the selling stockholder. Unless the context otherwise requires, as used in this prospectus, "selling stockholder" includes the selling stockholder named in the table above and donees, pledgees, transferees or other successors-in-interest selling shares received from the selling stockholder as a gift, pledge, partnership distribution or other transfer after the date of this prospectus.

        The selling stockholder may offer and sell all or a portion of the shares covered by this prospectus from time to time, in one or more or any combination of the following transactions:

  •
  on the New York Stock Exchange, in the over-the-counter market or on any other national securities exchange on which our shares are listed or traded;

  •
  in privately negotiated transactions;

  •
  in underwritten transactions;

  •
  in a block trade in which a broker-dealer will attempt to sell the offered shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

  •
  through purchases by a broker-dealer as principal and resale by the broker-dealer for its account pursuant to this prospectus;

  •
  in ordinary brokerage transactions and transactions in which the broker solicits purchasers; and

  •
  through the writing of options (including put or call options), whether the options are listed on an options exchange or otherwise.

        The selling stockholder may sell the shares at prices then prevailing or related to the then current market price or at negotiated prices. The offering price of the shares from time to time will be determined by the selling stockholder and, at the time of the determination, may be higher or lower than the market price of our common stock on the New York Stock Exchange or any other exchange or market.

        The shares may be sold directly or through broker-dealers acting as principal or agent, or pursuant to a distribution by one or more underwriters on a firm commitment or best-efforts basis. The selling stockholder may also enter into hedging transactions with broker-dealers. In connection with such transactions, broker-dealers of other financial institutions may engage in short sales of our common stock in the course of hedging the positions they assume with the selling stockholder. The selling stockholder may also enter into options or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). In connection with an underwritten offering, underwriters or agents may receive compensation in the form of discounts, concessions or commissions from the selling stockholder or from purchasers of the offered shares for whom they may act as agents. In addition, underwriters may sell the shares to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. The selling stockholder and any underwriters, dealers or agents participating in a distribution of the shares may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended, or the Securities Act, and any profit on the sale of the shares by the selling stockholder and any commissions received by broker-dealers may be deemed to be underwriting commissions under the Securities Act.

        The selling stockholder may agree to indemnify an underwriter, broker-dealer or agent against certain liabilities related to the selling of the common stock, including liabilities arising under the

Securities Act. Under the registration rights agreement, we have agreed to indemnify the selling stockholder against certain liabilities related to the sale of the common stock, including liabilities arising under the Securities Act. Under the registration rights agreement, we have also agreed to pay the costs, expenses and fees of registering the shares of common stock; however, the selling stockholder will pay any underwriting discounts or commissions relating to the sale of the shares of common stock in any underwritten offering.

        Upon our notification by the selling stockholder that any material arrangement has been entered into with an underwriter or broker-dealer for the sale of shares through a block trade, special offering, exchange distribution, secondary distribution or a purchase by an underwriter or broker-dealer, we will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act, disclosing certain material information, including:

  •
  the name of each such selling stockholder;

  •
  the number of shares being offered;

  •
  the terms of the offering;

  •
  the names of the participating underwriters, broker-dealers or agents;

  •
  any discounts, commissions or other compensation paid to underwriters or broker-dealers and any discounts, commissions or concessions allowed or reallowed or paid by any underwriters to dealers;

  •
  the public offering price; and

  •
  other material terms of the offering.

        In addition, upon being notified by the selling stockholder that a donee, pledgee, transferee or other successor-in-interest intends to sell more than 500 shares, we will, to the extent required, promptly file a supplement to this prospectus to name specifically such person as a selling stockholder.

        The selling stockholder is subject to the applicable provisions of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the rules and regulations under the Exchange Act, including Regulation M. This regulation may limit the timing of purchases and sales of any of the shares of common stock offered in this prospectus by the selling stockholder. The anti-manipulation rules under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholder and its affiliates. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of the shares to engage in market-making activities for the particular securities being distributed for a period of up to five business days before the distribution. The restrictions may affect the marketability of the shares and the ability of any person or entity to engage in market-making activities for the shares.

        To the extent required, this prospectus may be amended and/or supplemented from time to time to describe a specific plan of distribution. Instead of selling the shares of common stock under this prospectus, the selling stockholder may sell the shares of common stock in compliance with the provisions of Rule 144 under the Securities Act, if available, or pursuant to other available exemptions from the registration requirements of the Securities Act.

LEGAL MATTERS

        The validity of the shares of common stock offered pursuant to this prospectus will be passed upon by Kirkland & Ellis LLP, Chicago, Illinois, and for any underwriters or agents by counsel named in the applicable prospectus supplement. Some of the partners of Kirkland & Ellis LLP are members of a partnership that is an investor in Madison Dearborn Capital Partners III, L.P. Kirkland & Ellis LLP has from time to time represented, and may continue to represent, Madison Dearborn Partners, LLC and some of its affiliates in connection with various legal matters.

EXPERTS

        The consolidated financial statements of Packaging Corporation of America appearing in Packaging Corporation of America's Annual Report on Form 10-K for the year ended December 31, 2004 (including Schedule II appearing therein) and Packaging Corporation of America management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2004 included therein, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and management's assessment are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

        The financial statements of Southern Timber Venture, LLC appearing in Packaging Corporation of America's Annual Report on Form 10-K/A for the year ended December 31, 2004 have been audited by Grantham, Poole, Randall, Reitano, Arrington & Cunningham PLLC, certified public accountants, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        Filings.    We are currently subject to the information requirements of the Exchange Act and in accordance therewith file periodic reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy (at prescribed rates) any such reports, proxy statements and other information at the SEC's Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. For further information concerning the SEC's Public Reference Room, you may call the SEC at 1-800-SEC-0330. Some of this information may also be accessed on the World Wide Web through the SEC's Internet address at http://www.sec.gov.

        Stock Market:    Our common shares are listed on the New York Stock Exchange and similar information can be inspected and copied at the offices of the New York Stock Exchange at 20 Broad Street, New York, New York 10005.

        Registration Statement.    We have filed with the SEC a registration statement on Form S-3 with respect to the shares of common stock offered hereby. This prospectus does not contain all the information set forth in the registration statement, parts of which are omitted in accordance with the rules and regulations of the SEC. Any statements made in this prospectus concerning the provisions of legal documents are not necessarily complete and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        The SEC allows us to "incorporate by reference" information into this prospectus, which means that we can disclose important information about us by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus. This prospectus incorporates by reference the documents and reports listed below (other than portions of these documents that are either (1) described in paragraphs (i), (k) and (l) of Item 402 of Regulation S-K promulgated by the SEC or (2) furnished under Item 2.02, Item 7.01 or Item 8.01 of a Current Report on Form 8-K):

  •
  our Annual Report on Form 10-K and Form 10-K/A for the fiscal year ended December 31, 2004;

  •
  our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2005, June 30, 2005 and September 30, 2005; and

  •
  our Current Report on Form 8-K, filed on May 6, 2005.

        We also incorporate by reference the information contained in all other documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than portions of these documents that are either (1) described in paragraphs (i), (k) and (l) of Item 402 of Regulation S-K promulgated by the SEC or (2) furnished under Item 2.02, Item 7.01 or Item 8.01 of a Current Report on Form 8-K, unless otherwise indicated therein) after the date of this prospectus and prior to the termination of this offering. The information contained in any such document will be considered part of this prospectus from the date the document is filed with the SEC.

        Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

        We undertake to provide without charge to any person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon oral or written request of such person, a copy of any or all of the documents that have been incorporated by reference in this prospectus, other than exhibits to such other documents (unless such exhibits are specifically incorporated by reference therein). We will furnish any exhibit upon the payment of a specified reasonable fee, which fee will be limited to our reasonable expenses in furnishing such exhibit. Requests for such copies should be directed to Richard B. West, Packaging Corporation of America, 1900 West Field Court, Lake Forest, Illinois 60045, (847) 482-2191.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution.

        The following is a statement of the estimated expenses, to be paid solely by Packaging Corporation of America, of the issuance and distribution of the securities being registered hereby:

Securities and Exchange Commission registration fee	$45,432
Printing expenses	25,000
Accounting fees and expenses	150,000
Legal fees and expenses	150,000
Miscellaneous expenses	129,568

Total	$500,000

Item 15.    Indemnification of Directors and Officers.

Delaware General Corporation Law

        Section 145 of the Delaware General Corporation Law (the "DGCL") provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that the person's conduct was unlawful. Section 145 of the DGCL further provides that a corporation similarly may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner that the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or such other court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

        Section 145 of the DGCL also provides that a corporation has the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

Certificate of Incorporation

        The Restated Certificate of Incorporation of PCA provides that to the fullest extent permitted from time to time by the DGCL, a director of PCA shall not be liable to the company or its stockholders for monetary damages for a breach of fiduciary duty as a director.

By-laws

        The Second Amended and Restated By-laws of PCA provides that PCA shall indemnify its directors and officers to the maximum extent permitted from time to time by the DGCL.

Insurance

        Our directors and officers are covered under directors' and officers' liability insurance policies maintained by us.

Item 16.    Exhibits.

        Reference is made to the attached Exhibit Index.

Item 17.    Undertakings.

(a)
The undersigned registrant hereby undertakes:

(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)
To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

      Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

  (2)
  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3)
  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (4)
  That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

  (i)
  Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

  (ii)
  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

  (5)
  That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

  (i)
  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

  (ii)
  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

  (iii)
  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

  (iv)
  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions referred to in Item 15, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)
The undersigned registrant hereby undertakes that:

(1)
For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)
For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that is has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lake Forest, State of Illinois on the 8th day of December, 2005.

PACKAGING CORPORATION OF AMERICA
By:	/s/ RICHARD B. WEST
Name:	Richard B. West
Title:	Senior Vice President, Chief Financial Officer and Corporate Secretary

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Paul T. Stecko, Richard B. West and Samuel M. Mencoff, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to execute any and all amendments and supplements to this registration statement and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities indicated on the 8th day of December, 2005.

Signature	Title

/s/ PAUL T. STECKO Paul T. Stecko	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)
/s/ RICHARD B. WEST Richard B. West	Senior Vice President, Chief Financial Officer and Corporate Secretary (Principal Financial and Accounting Officer)
/s/ SAMUEL M. MENCOFF Samuel M. Mencoff	Director
/s/ LOUIS A. HOLLAND Louis A. Holland	Director
/s/ THOMAS S. SOULELES Thomas S. Souleles	Director

/s/ HENRY F. FRIGON Henry F. Frigon	Director
/s/ RAYFORD K. WILLIAMSON Rayford K. Williamson	Director
/s/ ROGER B. PORTER Roger B. Porter	Director

EXHIBIT INDEX

Exhibit No.	Description
1.1	Form of Underwriting Agreement.*
2.1
Contribution Agreement, dated as of January 25, 1999, among Pactiv Corporation (formerly known as Tenneco Packaging Inc.) ("Pactiv"), PCA Holdings LLC ("PCA Holdings") and Packaging Corporation of America ("PCA"). (Incorporated herein by reference to Exhibit 2.1 to PCA's Registration Statement on Form S-4, Registration No. 333-79511.)
2.2
Letter Agreement Amending the Contribution Agreement, dated as of April 12, 1999, among Pactiv, PCA Holdings and PCA. (Incorporated herein by reference to Exhibit 2.2 to PCA's Registration Statement on Form S-4, Registration No. 333-79511.)
4.1	Restated Certificate of Incorporation of PCA. (Incorporated herein by reference to Exhibit 3.1 to PCA's Registration Statement on Form S-4, Registration No. 333-79511.)
4.2	Certificate of Amendment to Restated Certificate of Incorporation of PCA. (Incorporated herein by reference to Exhibit 3.2 to PCA's Registration Statement on Form S-4, Registration No. 333-109437.)
4.3	Second Amended and Restated By-laws of PCA. (Incorporated herein by reference to Exhibit 3.3 to PCA's Registration Statement on Form S-4, Registration No. 333-109437.)
4.4	Form of certificate representing shares of common stock. (Incorporated herein by reference to Exhibit 4.9 to PCA's Registration Statement on Form S-1, Registration No. 333-86963.)
5.1**	Opinion of Kirkland & Ellis LLP.
23.1**	Consent of Ernst & Young LLP.
23.2**	Consent of Grantham, Poole, Randall, Reitano, Arrington & Cunningham PLLC.
23.3**	Consent of Kirkland & Ellis LLP (included in Exhibit 5.1).
24.1	Powers of Attorney (included in Part II to the Registration Statement).

*
To be filed, if necessary, by a post effective amendment to the registration statement or incorporated by reference to a Current Report on Form 8-K filed in connection with an underwritten offering of the shares offered hereunder.

**
Filed herewith.

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TABLE OF CONTENTS
ABOUT THIS PROSPECTUS
OUR COMPANY
RISK FACTORS
FORWARD-LOOKING STATEMENTS
SELLING STOCKHOLDER
USE OF PROCEEDS
PLAN OF DISTRIBUTION
LEGAL MATTERS
EXPERTS
WHERE YOU CAN FIND MORE INFORMATION
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
  Item 14. Other Expenses of Issuance and Distribution.
  Item 15. Indemnification of Directors and Officers.
  Item 16. Exhibits.
  Item 17. Undertakings.
SIGNATURES
POWER OF ATTORNEY
EXHIBIT INDEX